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                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS


                       LANNETT COMPANY, INC AND SUBSIDIARY

                 STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS


                                              THREE MONTHS ENDED MARCH 31
                                        2003           2003          2002        2002
                                     ----------------------------------------------------
                                     Net Income        Shares     Net Income    Shares

Basic earnings per share factors     $   3,255,633   19,985,031   $3,044,283   19,830,518

Effect of potentially dilutive
option plans:

Employee stock options                        --        132,764         --        151,626
                                     -------------   ----------   ----------   ----------

Diluted earnings per share factors   $   3,255,633   20,117,795   $3,044,283   19,982,144
                                     =============   ==========   ==========   ==========


Basic earnings per share             $        0.16                $     0.15

Diluted earnings per share           $        0.16                $     0.15




Options to purchase 15,900 shares, 10,001 shares, 50,625 shares, 292,755 shares and 40,815 shares of common stock at $0.75 per share, $2.30 per share, $4.63 per share, $7.97 per share and $11.27 per share, respectively, were outstanding at March 31, 2003. Of these options, 369,281 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share. Options to purchase 64,251 shares, 92,676 shares, 45,000 shares and 1,950 shares of common stock at $0.53 per share, $0.75 per share, $0.92 per share and $2.52 per share, respectively, were outstanding at March 31, 2002. Of these options, 201,927 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share.


Note: All share amounts have been restated to reflect a 3 for 2 stock split effective February 14, 2003.

                       LANNETT COMPANY, INC AND SUBSIDIARY

                 STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS


                                                          NINE MONTHS ENDED MARCH 31
                                            2003            2003         2002         2002
                                            -----------------------------------------------------
                                            Net Income      Shares       Net Income   Shares

Basic earnings per share factors            $8,570,198      19,948,870   $5,214,049   19,822,745

Effect of potentially dilutive option plans:



Employee stock options                              --         132,764          --       137,424
                                            ----------      ----------   ----------   ----------


Diluted earnings per share factors          $8,570,198      20,081,634   $5,214,049   19,960,169
                                            ==========      ==========   ==========   ==========


Basic earnings per share                    $     0.43                   $     0.26

Diluted earnings per share                  $     0.43                   $     0.26



Options to purchase 15,900 shares, 10,001 shares, 50,625 shares, 292,755 shares and 40,815 shares of common stock at $0.75 per share, $2.30 per share, $4.63 per share, $7.97 per share and $11.27 per share, respectively, were outstanding at March 31, 2003. Of these options, 369,281 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share. Options to purchase 64,251 shares, 92,676 shares, 45,000 shares and 1,950 shares of common stock at $0.53 per share, $0.75 per share, $0.92 per share and $2.52 per share, respectively, were outstanding at March 31, 2002. Of these options, 201,927 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share.


Note: All share amounts have been restated to reflect a 3 for 2 stock split effective February 14, 2003.



                                       24